Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


Parent

Harrodsburg First Financial Bancorp, Inc.


                                                     Percentage      State of
Subsidiaries                                            Owned      Incorporation

First Federal Savings Bank of Harrodsburg (a)            100%      United States

Harrodsburg Savings and Loan                             100%      Kentucky
  Service Corporation (a)

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(a) The operations of this subsidiary are included in the consolidated financial statements contained in the 1998 Annual Report to Stockholders incorporated herein by reference.